Exhibit 77(O)


Transactions Effected Pursuant to Rule 10f-3

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                                                Date of       Broker/Dealer From     Affiliated/Principal
Fund                    Issuer                  Purchase      Whom Purchased         Underwriter or Syndicate
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
ING Emerging Markets    Kazkommerts             11/21/2006    Credit Suisse          ING Wholesale Banking
Fixed Income Fund       International B.V.
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